Centrue Financial Corporation Announces 2012 Third Quarter Results

ST. LOUIS, MO -- (Marketwire - November 13, 2012) - Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE)

Highlights

  Third quarter of 2012 net loss was $3.3 million, compared to $0.1 million net income for the second quarter of 2012 and a $4.7 million net loss in the third quarter of 2011.

  The Company's principal subsidiary, Centrue Bank (the "Bank"), posted a net loss of $3.2 million for the third quarter of 2012 compared to net income of $0.5 million for the second quarter of 2012 and a net loss of $4.3 million for the third quarter of 2011.

  Centrue Bank's third quarter 2012 net interest margin was 3.33%, representing an increase of 2 basis points from 3.31% reported in the second quarter of 2012 and the third quarter of 2011.

  Centrue Bank remains "well-capitalized" at the end of the third quarter of 2012.

  On November 13, the Company filed a Form 15 with the Securities and Exchange Commission Office to voluntarily deregister its shares of common stock under the Securities Exchange Act of 1934, as amended. Upon such filing, the Company's obligation to file certain reports with the SEC, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K will cease within 90 days. Shares of the Company's common stock trading under the symbol TRUE.PK will continue to trade on the Over-The-Counter Bulletin Board without interruption.

Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE), parent company of Centrue Bank, reported a third quarter net loss of $3.3 million, or ($0.63) per common diluted share, compared to a net loss of $4.7 million or ($0.87) per common diluted share for the third quarter 2011. For the first nine months of 2012, the Company reported a net loss of $3.7 million, or ($0.87) per common diluted share, as compared to a net loss of $10.6 million, or ($2.01) per common diluted share, for the same period in 2011.

"The losses posted in the third quarter were largely a result of the further deterioration of three credits previously on the watch list which were downgraded to a nonperforming status and are indicative of the ongoing volatility in the overall banking environment," remarked President & CEO Kurt R. Stevenson. "While expense management and managing our cost of funds remain critical, our top priority continues to be improved revenue generation through the acquisition of new relationships and, perhaps even more importantly, the expansion and strengthening of existing ones. Overall, we feel positive about our core trends and continue to proactively and swiftly address asset quality issues."

Securities

Total securities equaled $188.5 million at September 30, 2012, representing a decrease of $44.2 million, or 19.0%, from June 30, 2012 and a decrease of $49.5 million, or 20.8%, from year-end 2011. The net decrease from year-end 2011 was largely related to a strategy to enhance the Company's capitalization ratios by realizing gains in the investment portfolio, thereby augmenting capital while also reducing the risk-weighted assets requiring capital backing. This also served to maintain the liquidity position as maturing public funds and brokered deposits were not replaced.

Loans

Total loans equaled $561.5 million, representing a decrease of $6.4 million, or 1.1%, from June 30, 2012 and a decrease of $20.9 million, or 3.6%, from year-end 2011. The net decrease from year-end 2011 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to other real estate owned ("OREO") and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we continue to experience a decrease in loan demand as many borrowers continue to reduce their debt and competition for new commercial loans is strong.

Funding and Liquidity

Total deposits equaled $782.6 million, representing an increase of $0.3 million, or 0.04%, from June 30, 2012 and a decrease of $66.0 million, or 7.8%, from year-end 2011. The net decrease from year-end 2011 was largely related to strategic initiatives to reduce higher costing time deposits and collateralized local public agency deposits. Since year-end, $34.0 million of brokered deposits with an average cost of funds of 2.6% have matured.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the third quarter of 2012.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.75% at September 30, 2012, compared to 3.65% at December 31, 2011 and 3.76% at September 30, 2011. Management evaluates the adequacy of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at September 30, 2012.

  The provision for loan losses for the third quarter of 2012 was $5.8 million, an increase from the $1.4 million recorded in the second quarter of 2012 and $2.4 million recorded in the third quarter of 2011. The third quarter of 2012 provision level increase was driven by increasing levels of nonperforming loans due to credits that migrated to nonperforming status.

  Net loan charge-offs for the third quarter of 2012 were $2.9 million, or 0.52% of average loans, compared with $3.5 million, or 0.62% of average loans, for the second quarter of 2012 and $3.4 million, or 0.54% of average loans, for the third quarter of 2011. Loan charge-offs during the third quarter of 2012 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these impaired assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.

  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) increased to $46.7 million at September 30, 2012, from $39.8 million at June 30, 2012 and $45.8 million at December 31, 2011. The $6.9 million increase from the second quarter of 2012 to the third quarter of 2012 was mainly due to continued deterioration in previously identified three problem loans. The $46.7 million recorded at September 30, 2012 included $42.8 million in nonaccrual loans and $3.9 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 8.32% at September 30, 2012, compared to 7.01% at June 30, 2012 and 7.87% at December 31, 2011.

  The coverage ratio (allowance for loan losses to nonperforming loans) was 45.08% at September 30, 2012, compared to 45.79% at June 30, 2012 and 46.32% at December 31, 2011.

  Other real estate owned increased to $28.6 million at September 30, 2012, from $27.9 million at June 30, 2012 and decreased from $29.7 million at December 31, 2011. In the third quarter of 2012, management converted collateral securing problem loans to properties ready for disposition in the net amount of $1.8 million. Third quarter additions were offset by $0.5 million in dispositions and $0.6 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies.

  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) increased to $75.3 million at September 30, 2012, from $67.7 million at June 30, 2012 and decreased from $75.5 million at December 31, 2011. The ratio of nonperforming assets to total assets was 8.33% at September 30, 2012, 7.31% at June 30, 2012 and 7.80% at December 31, 2011.

  The past due ratio was 7.40% at September 30, 2012 compared to 7.23% at June 30, 2012 and 10.11% at December 31, 2011. Action Listed Loans (classified and criticized loans) declined to $94.0 million at September 30, 2012 from $97.6 million at June 30, 2012 and $126.6 million at December 31, 2011.

Net Interest Margin

The Company's net interest margin was 3.20% for the third quarter of 2012, representing an increase of 9 basis points from 3.11% recorded in the second quarter of 2012 and an increase of 6 basis points from 3.14% reported in the third quarter of 2011. The Bank's net interest margin was 3.33% for the third quarter of 2012, representing increases of 2 basis points from 3.31% recorded in both the second quarter 2012 and the third quarter of 2011. The increase in the net interest margin compared to second quarter 2012 was primarily due to a decrease in funding costs.

Noninterest Income and Expense

Noninterest income totaled $3.8 million for the three months ended September 30, 2012, compared to $2.6 million for the same period in 2011. Excluding gains related to the sale of OREO, securities and other assets, noninterest income increased $0.5 million or 19.2%. This $0.5 million increase was mainly due to a $0.4 million or 127.9% increase from Mortgage Banking.

Total noninterest expense for the third quarter of 2012 was $8.5 million, a decrease of $3.9 million, compared to $12.4 million recorded during the same period in 2011. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $0.1 million, or 1.3%. This $0.1 million decline in expenses was spread over various categories including net occupancy costs, furniture and equipment, telephone, loan processing and collection costs, and amortization expense. Adversely impacting expense levels were increases in marketing, data processing, FDIC insurance, and salary and employee benefits.

Capital Management

As reflected in the following table, unit Centrue Bank was considered "well-capitalized" and the Company was considered "adequately-capitalized" under regulatory defined capital ratios as of September 30, 2012 except for the Company's Tier 1 leverage ratio which was 3.38%.

                                   Centrue Financial       Centrue Bank
                                 --------------------  --------------------
                                  Sep 30,    Dec 31,    Sep 30,    Dec 31,
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Carrying amounts ($millions):
  Total risk-based capital       $    54.2  $    61.2  $    66.4  $    68.6
  Tier 1 risk-based capital      $    30.9  $    37.2  $    58.3  $    60.1

Capital ratios:
  Total risk-based capital            8.38%      9.03%     10.46%     10.28%
  Tier 1 risk-based capital           4.78%      5.49%      9.18%      9.01%
  Tier 1 leverage ratio               3.38%      3.74%      6.40%      6.06%

Participation in the Treasury Capital Purchase Program

On January 9, 2009, as part of the Troubled Asset Relief Program ("TARP") Capital Purchase Program, the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the "Purchase Agreement") with the United States Department of the Treasury ("U.S. Treasury"), pursuant to which the Company sold 32,668 shares of newly authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation value $1,000 per share (the "Series C Preferred Stock") and also issued warrants (the "Warrants") to the U.S. Treasury to acquire an additional 508,320 shares of the Company's common stock at an exercise price of $9.64 per share. The U.S. Treasury has notified the Company that the preferred securities and the warrant may be placed into pooled "Dutch Auctions" after October 9, 2012.

Other Matters

Under the recently passed Jumpstart Our Business Startups (JOBS) Act, banks and bank holding companies may now go private and deregister their shares from the Securities and Exchange Commission (SEC) if they have less than 1,200 shareholders. This is done by filing Form 15 with the SEC, which becomes effective ninety days after the filing date. The Company filed Form 15 in order to reduce the costs of remaining an SEC registrant. It should be noted that the Company's stock will still be traded on the OTCQB Marketplace under the symbol "TRUE.PK" following the deregistration.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                             Three Months Ended        Nine Months Ended
                             September 30, 2012        September 30, 2012
                          -----------------------   -----------------------
                             2012         2011         2012         2011
                          ----------   ----------   ----------   ----------
Operating Highlights
Net income (loss)         $   (3,319)  $   (4,748)  $   (3,736)  $  (10,630)
Return on average total
 assets                        (1.44)%      (1.85)%      (0.53)%      (1.34)
Return on average
 stockholders' equity         (40.93)      (50.99)      (15.40)      (36.33)
Net interest margin             3.20         3.14         3.11         3.12
Efficiency ratio               79.13        78.00        83.96        80.98
Bank net interest margin        3.33         3.31         3.29         3.22

Per Share Data
Diluted earnings (loss)
 per common share         $    (0.63)  $    (0.87)  $    (0.87)  $    (2.01)
Book value per common
 share                    $    (0.74)  $    (0.03)  $    (0.74)  $    (0.03)
Tangible book value per
 common share             $    (1.49)  $    (0.94)  $    (1.49)  $    (0.94)
Diluted weighted average
 common shares
 outstanding               6,063,441    6,048,405    6,063,441    6,048,405
Period end common shares
 outstanding               6,063,441    6,048,405    6,063,441    6,048,405

Stock Performance Data
Market price:
  Quarter-end             $     0.39   $     0.35   $     0.39   $     0.35
  High                    $     0.73   $     0.60   $     0.88   $     1.18
  Low                     $     0.25   $     0.22   $     0.15   $     0.22

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                               September 30,   December 31,
                                                    2012           2011
                                               -------------  -------------
ASSETS
  Cash and cash equivalents                    $      79,423  $      69,735
  Securities available-for-sale                      181,497        228,836
  Restricted securities                                7,028          9,150
  Loans                                              561,477        582,395
  Allowance for loan losses                          (21,070)       (21,232)
                                               -------------  -------------
    Net loans                                        540,407        561,163
  Bank-owned life insurance                           32,146         31,412
  Mortgage servicing rights                            1,997          2,089
  Premises and equipment, net                         23,098         23,754
  Other intangible assets, net                         4,551          5,264
  Other real estate owned                             28,601         29,667
  Other assets                                         6,077          6,914
                                               -------------  -------------

      Total assets                             $     904,825  $     967,984
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities
      Deposits
        Non-interest-bearing                   $     118,733  $     134,137
        Interest-bearing                             663,864        714,501
                                               -------------  -------------
          Total deposits                             782,597        848,638

  Federal funds purchased and securities sold
   under agreements to repurchase                     16,669         18,036
  Federal Home Loan Bank advances                     30,057         23,058
  Notes payable                                       10,345         10,440
  Series B mandatory redeemable preferred
   stock                                                 268            268
  Subordinated debentures                             20,620         20,620
  Other liabilities                                   15,562         14,355
                                               -------------  -------------
      Total liabilities                              876,118        935,415

  Stockholders' equity
      Series A convertible preferred stock               500            500
      Series C cumulative perpetual preferred
       stock                                          31,894         31,429
      Common stock                                     7,454          7,454
      Surplus                                         74,581         74,558
      Retained earnings (accumulated deficit)        (65,834)       (60,064)
      Accumulated other comprehensive income
       (loss)                                          1,989            569
                                               -------------  -------------
                                                      50,584         54,446

      Treasury stock, at cost                        (21,877)       (21,877)
                                               -------------  -------------
        Total stockholders' equity                    28,707         32,569

          Total liabilities and stockholders'
           equity                              $     904,825  $     967,984
                                               =============  =============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                    Three Months Ended   Nine Months Ended
                                      September 30,        September 30,
                                   -------------------  -------------------
                                      2012      2011       2012      2011
                                   --------- ---------  --------- ---------

Interest income
  Loans                            $   6,850 $   8,297  $  20,839 $  26,414
  Securities
    Taxable                              748     1,047      2,432     3,132
    Exempt from federal income
     taxes                               105       158        344       550
  Federal funds sold and other            23        40         99       108
                                   --------- ---------  --------- ---------
    Total interest income              7,726     9,542     23,714    30,204

Interest expense
  Deposits                               973     1,937      3,515     6,637
  Federal funds purchased and
   securities sold under
   agreements to repurchase               10        11         31        32
  Federal Home Loan Bank advances        192       347        568     1,114
  Series B mandatory redeemable
   preferred stock                         4         4         12        12
  Subordinated debentures                157       277        745       821
  Notes payable                           92        89        280       270
                                   --------- ---------  --------- ---------
    Total interest expense             1,428     2,665      5,151     8,886

Net interest income                    6,298     6,877     18,563    21,318
Provision for loan losses              5,750     2,400      8,475     9,900
                                   --------- ---------  --------- ---------
Net interest income (loss) after
 provision for loan losses               548     4,477     10,088    11,418

Noninterest income
  Service charges                      1,128     1,232      3,217     3,483
  Mortgage banking income                777       341      1,719     1,050
  Electronic banking services            550       552      1,640     1,644
  Bank-owned life insurance              246       256        734       755
  Securities gains, net                  684         -      1,398       379
  Total other-than-temporary
   impairment losses                       -         -          -      (499)
  Portion of loss recognized in
   other comprehensive income
   (before taxes)                          -         -          -         -
                                   --------- ---------  --------- ---------
  Net impairment on securities             -         -          -      (499)
  Gain (loss) on sale of OREO             40       (12)       465       (60)
  Gain (loss) on sale of other
   assets                                  -       (16)         -        47
  Other income                           404       213      1,520       575
                                   --------- ---------  --------- ---------
                                       3,829     2,566     10,693     7,374

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                     Three Months Ended   Nine Months Ended
                                        September 30,       September 30,
                                     ------------------  ------------------
                                       2012      2011      2012      2011
                                     --------  --------  --------  --------

Noninterest expenses
  Salaries and employee benefits        3,697     3,505    10,981    10,598
  Occupancy, net                          681       712     1,965     2,136
  Furniture and equipment                 235       407       902     1,267
  Marketing                               115        56       284       183
  Supplies and printing                    67        67       200       208
  Telephone                               180       229       534       637
  Data processing                         396       381     1,063     1,120
  FDIC insurance                          515       323     1,544     1,997
  Loan processing and collection
   costs                                  337       495     1,427     1,597
  OREO valuation adjustment               640     4,473     1,435     5,770
  Amortization of intangible assets       238       250       713       789
  Other expenses                        1,383     1,499     4,257     4,472
                                     --------  --------  --------  --------
                                        8,484    12,397    25,305    30,774

Income (loss) before income taxes      (4,107)   (5,354)   (4,524)  (11,982)
Income tax expense (benefit)             (788)     (606)     (788)   (1,352)
                                     --------  --------  --------  --------
Net income (loss)                      (3,319)   (4,748)   (3,736)  (10,630)
Preferred stock dividends                 529       505     1,569     1,500
Net income (loss) for common
 stockholders                          (3,848)   (5,253)   (5,305)  (12,130)

Basic earnings (loss) per common
 share                                  (0.63)    (0.87)    (0.87)    (2.01)
Diluted earnings (loss) per common
 share                                  (0.63)    (0.87)    (0.87)    (2.01)

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                      Quarters Ended
                ----------------------------------------------------------
                  9/30/12     6/30/12     3/31/12    12/31/11     9/30/11
                ----------  ----------  ----------  ----------  ----------
Statement of
 Income
 Interest
  income        $    7,726  $    7,956  $    8,032  $    8,957  $    9,542
 Interest
  expense           (1,428)     (1,734)     (1,989)     (2,339)     (2,665)
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income             6,298       6,222       6,043       6,618       6,877
 Provision for
  loan losses        5,750       1,375       1,350       1,475       2,400
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income (loss)
  after
  provision for
  loan losses          548       4,847       4,693       5,143       4,477
 Noninterest
  income             3,829       3,812       3,052       4,561       2,566
 Noninterest
  expense            8,484       8,576       8,245       9,660      12,397
                ----------  ----------  ----------  ----------  ----------
 Income (loss)
  before income
  taxes             (4,107)         83        (500)         44      (5,354)
 Income tax
  expense
  (benefit)           (788)          -           -         (14)       (606)
                ----------  ----------  ----------  ----------  ----------
 Net income
  (loss)        $   (3,319) $       83  $     (500) $       58  $   (4,748)
                ==========  ==========  ==========  ==========  ==========
 Net income
  (loss) for
  common
  stockholders  $   (3,848) $     (440) $   (1,017) $     (453) $   (5,253)
                ==========  ==========  ==========  ==========  ==========
Per Share
 Basic earnings
  (loss) per
  common share  $    (0.63) $    (0.07) $    (0.17) $    (0.07) $    (0.87)
 Diluted
  earnings
  (loss) per
  common share       (0.63)      (0.07)      (0.17)      (0.07)      (0.87)
 Cash dividends
  on common
  stock                 NM          NM          NM          NM          NM
 Dividend
  payout ratio
  for common
  stock                 NM          NM          NM          NM          NM
 Book value per
  common share  $    (0.74) $    (0.13) $    (0.07) $    (0.10) $    (0.03)
 Tangible book
  value per
  common share       (1.49)      (0.92)      (0.90)      (0.97)      (0.94)
 Basic weighted
  average
  common shares
  outstanding    6,063,441   6,063,441   6,063,441   6,059,028   6,048,405
 Diluted
  weighted
  average
  common shares
  outstanding    6,063,441   6,063,441   6,063,441   6,059,028   6,048,405
 Period-end
  common shares
  outstanding    6,063,441   6,063,441   6,063,441   6,063,441   6,048,405
Balance Sheet
 Securities     $  188,525  $  232,695  $  253,828  $  237,986  $  245,236
 Loans             561,477     567,908     563,732     582,395     620,450
 Allowance for
  loan losses       21,070      18,234      20,338      21,232      23,314
 Assets            904,825     926,574     961,803     967,984   1,008,953
 Deposits          782,597     782,264     843,405     848,638     862,117
 Stockholders'
  equity            28,707      32,401      32,758      32,569      32,961
Earnings
 Performance
 Return on
  average total
  assets             (1.44)%      0.04%      (0.21)%      0.02%      (1.85)%
 Return on
  average
  stockholders'
  equity            (40.93)       1.01       (6.26)       0.71      (50.99)
 Net interest
  margin              3.20        3.11        3.02        3.09        3.14
 Efficiency
  ratio (1)          79.13       83.72       89.39       89.03       78.00
 Bank net
  interest
  margin              3.33        3.31        3.21        3.27        3.31
Asset Quality
 Nonperforming
  assets to
  total end of
  period assets       8.33%       7.31%       8.05%       7.80%       8.02%
 Nonperforming
  loans to
  total end of
  period loans        8.32        7.01        7.79        7.87        7.73
 Net loan
  charge-offs
  to total
  average loans       0.52        0.62        0.39        0.59        0.54
 Allowance for
  loan losses
  to total end
  of period
  loans               3.75        3.21        3.61        3.65        3.76
 Allowance for
  loan losses
  to
  nonperforming
  loans              45.08       45.79       46.32       46.32       48.59
 Nonperforming
  loans         $   46,739  $   39,823  $   43,904  $   45,835  $   47,982
 Nonperforming
  assets            75,340      67,713      77,405      75,502      80,894
 Net loan
  charge-offs        2,914       3,479       2,244       3,557       3,445
Capital
 Total risk-
  based capital
  ratio               8.38%       8.76%       9.04%       9.03%       8.51%
 Tier 1 risk-
  based capital
  ratio               4.78        5.40        5.42        5.49        5.15
 Tier 1
  leverage
  ratio               3.38        3.82        3.78        3.74        3.70

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM Not meaningful.

Contact:
Kurt R. Stevenson
President and
Chief Executive Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com

Daniel R. Kadolph
Chief Financial Officer
Centrue Financial Corporation
daniel.kadolph@centrue.com